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								   EXHIBIT 99




Analyst contact:
Dennis E. McDaniel
Vice President and Controller
513-603-2197
dennis.mcdaniel@ocas.com


For Immediate Release
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		OHIO CASUALTY CORPORATION ANNOUNCES
		-----------------------------------
	LOSS ESTIMATE OF $6 TO $8 MILLION FROM HURRICANE CHARLEY
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FAIRFIELD, OHIO, AUGUST 24, 2004 --- Ohio Casualty Corporation (Nasdaq:OCAS)
today announced that it expects net catastrophe losses in the range of $6 to $8 million before-tax from Hurricane Charley. The catastrophe loss impact for Hurricane Charley is expected to add approximately 2 points to the third quarter 2004 combined ratio. Catastrophe losses for the entire third quarter of 2003 had a 4.5 point impact on the quarterly combined. The 1997-2003 historical average quarterly combined ratio impact of third quarter catastrophes was 3.1 points.

At this time the Corporation is maintaining its most recent statutory combined ratio guidance of 98% to 101% for the full year 2004.

The majority of claims reported to date are related to commercial policies covering businesses located in Florida. The insurance subsidies completed their withdrawal from Florida for personal lines in May 2004 and expect minimal personal lines losses from this storm in the other impacted East Coast states.

Claims staff was in place immediately following the storm to assist policyholders and to assess damage. Claims adjusters have been contacting insured businesses, especially those located in the counties that have suffered the most significant storm damage.

President and Chief Executive Officer Dan Carmichael, CPCU, commented, "Our deepest sympathy goes out to those who have lost loved ones, homes and businesses. Our claims staff is working hard to address the needs of our policyholders affected by the storm."



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Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 48th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2004). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.6 billion as of June 30, 2004.


Safe Harbor Statement
Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The operations, performance and development of the Corporation's business are subject to risks and uncertainties, which may cause actual results to differ materially from those contained in or supported by the forward-looking statements in this release. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; rating agency actions; acts of war and terrorist activities; ability to appoint and/or retain agents; ability to achieve targeted expense savings; ability to achieve premium targets and profitability goals; and general economic and market conditions.

Ohio Casualty Corporation undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Investors are also advised to consult any further disclosures made on related subjects in the Company's reports filed with the Securities and Exchange Commission or in subsequent press releases.